As filed with the Securities and Exchange Commission on September 8, 2026

Registration No. [  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAIHEAT Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o #266A South Bridge Road, #02-01 Singapore (058815)

(Address, including zip code, of Registrant’s principal executive offices)

SAI.TECH Global Corporation 2021 Equity Incentive Plan

SAI.TECH Global Corporation 2023 Equity Incentive Plan

(Full title of the plan)

Jianwei Li

SAIHEAT Limited

437 MADISON AVENUE, 27TH FLOOR

NEW YORK, NY 10022

Tel: (732) 910-9692

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sally Yin, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Tel: (929) 226-4130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SAIHEAT Limited (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 150,961 Class A ordinary shares, par value US$0.0015 per share of the Registrant (the “Class A Ordinary Shares”), and 216,658 Class A Ordinary Shares, for issuance pursuant to the Registrant’s SAI.TECH Global Corporation 2021 Equity Incentive Plan (the “2021 Plan”) and SAI.TECH Global Corporation 2023 Equity Incentive Plan (the “2023 Plan”), respectively. Except as noted, the additional shares are being registered because of the operation of the automatic annual increase provision contained in the 2021 Plan and the 2023 Plan, pursuant to which the number of shares available for issuance under the 2021 Plan increases annually on January 1 of each year from 2023 to 2032; the number of shares available for issuance under the 2023 Plan increases annually on January 1 of each year from 2024 to 2033.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2021 Plan and the 2023 Plan as specified by the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Incorporation of Documents by Reference.

SAIHEAT Limited (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-8 (this “Registration Statement”) the following documents previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

a.	The Registrant’s annual report on Form 20-F filed with the Commission on April 30, 2026, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

b.	The Registrant’s Reports on Form 6-K filed on (except for the portions of such reports deemed to be furnished and not filed) June 5, 2026, August 10, 2026, August 13, 2026 and August 26, 2026;

c.	The description of the Registrant’s Class A Ordinary Shares, registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (filed as Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 19, 2023), and as may be amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4	Description of Securities.

Not applicable.

Item 5	Interests of Named Experts and Counsel.

Not applicable.

Item 6	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Registrant’s fifth amended and restated memorandum and articles of association adopted by special resolution dated April 24, 2026 provides that every director and officer (which for the avoidance of doubt, shall not include auditors of the Registrant), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Registrant against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Registrant for any loss or damage incurred by the Registrant as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No Person shall be found to have committed actual fraud, wilful neglect or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect. The Registrant intends to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the costs of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7	Exemption from Registration Claimed.

Not applicable.

Item 8	Exhibits.

Exhibit Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Company currently in effect (incorporated herein by reference to Exhibit 3.2 to Form 6-K as filed with the Securities and Exchange Commission on April 28, 2026)

5.1	Opinion of Harney Westwood & Riegels as to the legality of the securities being registered.

23.1	Consent of Harney Westwood & Riegels (contained in Exhibit 5.1).

23.2	Consent of Audit Alliance LLP.

23.3	Consent of Assentsure PAC.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	SAI.TECH Global Corporation 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.9 to Form F-4/A (File No. 333-260418) as filed with the Securities and Exchange Commission on March 29, 2022)

99.2	SAI.TECH Global Corporation 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 6-K (File No. 001-40368) as filed with the Securities and Exchange Commission on September 14, 2023)

107	Filing Fee Table

Item 9	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 8, 2026.

SAIHEAT Limited

By:	/s/ Jianwei Li
JIANWEI LI
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jianwei Li as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Jianwei Li	September 8, 2026
Jianwei Li
Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Hao Ge	September 8, 2026
Hao Ge
Director

/s/ Lulu Zhou	September 8, 2026
Lulu Zhou
Independent Director

/s/ Junfei Ren	September 8, 2026
Junfei Ren
Independent Director

/s/ Tianshi Yang	September 8, 2026
Tianshi Yang
Independent Director

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